EXHIBIT (j)(1)



                         SUTHERLAND ASBILL & BRENNAN LLP


DAVID S. GOLDSTEIN                                  1275 Pennsylvania Avenue, NW
DIRECT LINE: (202) 383-0606                         Washington, DC  20004-2415
Internet:  dgoldstein@sablaw.com                    202 383-0100
                                                    fax  202 637-3593
                                                    www.sablaw.com


                                            September 25, 2002
Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, N.Y.  10017-3206

         RE:   TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
               POST-EFFECTIVE AMENDMENT NUMBER 5

Trustees:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as a part of post-effective amendment number 5 to the Form N-1A registration statement for TIAA-CREF Institutional Mutual Funds (File No. 333-76651). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By:  /s/ DAVID S. GOLDSTEIN
                                        ---------------------------
                                            David S. Goldstein

DSG/sab

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